Exhibit 99.1

Press Release

RAND LOGISTICS REPORTS FISCAL YEAR 2017 FINANCIAL RESULTS

Net cash flow from operations was $5.2 million for Fiscal Year 2017

Fiscal Year 2017 net loss equaled $19.9 million, or $1.08 per share, after incurring approximately $4.9 million and $4.8 million of pre-tax restructuring related charges and lender fees including non-cash interest, respectively

2017 Sailing Season consistent with expectations thus far

Jersey City, NJ – July 6, 2017 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), a leading provider of bulk freight shipping services throughout the Great Lakes Region, today announced its financial results for the fiscal fourth quarter and fiscal year ended March 31, 2017.

Quarter Ended March 31, 2017 Versus Quarter Ended March 31, 2016
Financial Results

The Company’s fleet operates on a limited basis in its fiscal fourth quarter due to the normal closing schedule of the locks system and winter weather conditions on the Great Lakes. Vessel repairs and maintenance are completed in the Company’s fiscal fourth quarter to prepare the fleet for the upcoming sailing season. As a result, the Company incurs an operating loss in its fiscal fourth quarter.

•	Freight and related revenue generated from Company-operated vessels (which excludes fuel and other surcharges) decreased $0.8 million to $4.0 million during the three-month period ended March 31, 2017 compared to approximately $4.8 million during the same period in 2016.

•	Total Sailing Days were 166 compared to 113 in the prior year period.

•	EBITDA equaled a loss of $7.4 million for the quarter ended March 31, 2017 versus a loss of $5.1 million during the quarter ended March 31, 2016, which included a one-time gain of $1.7 million related to a favorable time charter contract buyout. A reconciliation of operating income to EBITDA is attached to this release.

Fiscal Year Ended March 31, 2017 Versus Fiscal Year Ended March 31, 2016

Financial Results

•	Net loss was $19.9 million, or $1.08 per share on a fully diluted basis, after incurring approximately $4.9 million of pre-tax restructuring charges and $4.8 million of lender fees. This compares to a loss of $5.6 million, or $0.31 per share, in the year ago period.

•	Freight and related revenue generated from Company-operated vessels (which excludes fuel and other surcharges) decreased $13.1 million to $110.5 million compared to $123.6 million during the year ago period. On a constant currency basis, freight and related revenue decreased by $12.3 million. A reconciliation of freight and other revenue generated to constant currency is attached to this release.

•	Total Sailing Days were 3,601 compared to 3,911 in the prior year period (excluding outside charter).

Rand Logistics Fiscal Year 2017 Financial Results

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•	Delay Days decreased by 16.9% to 285 from 343 Delay Days. Delay Days as a percentage of total Sailing Days was 7.9% compared to 8.8% in Fiscal Year 2016.

•	Freight and related revenue per Sailing Day decreased $911, or 2.9%, to $30,690 compared to $31,601 during the year ago period.

•	Vessel operating expenses decreased $16.2 million, or 19.4%, to $67.2 million compared to $83.4 million during the year ago period. Vessel operating expenses per Sailing Day decreased $2,657, or 12.5%, to $18,658 from $21,315.

•	Vessel margin per day increased $13, or 0.1%, to $11,756 from $11,743 in the prior year period. On a constant currency basis, vessel margin per day increased 1.1% or $131.

•	Adjusted EBITDA after gain on foreign exchange and before refinancing and lender fees decreased $2.8 million, or 8.6%, to $29.7 million from $32.5 million (including a one-time gain of $1.7 million) during the prior year period. A reconciliation of operating income to Adjusted EBITDA is attached to this release.

Management Comments:

“We were generally pleased with our operating performance for the fiscal year ended March 31, 2017,” commented Ed Levy, President and CEO of Rand. “Vessel margin per day, our key financial metric, equaled $11,756 for the year ended March 31, 2017, compared to $11,743 for the prior year and a prior three-year average of $11,643.  On a local currency basis, vessel margin increased by 2.1% or $279 per day. Our goal is to continue to increase vessel margin per day 4 to 6% per year on a local currency basis in line with our historic average. We achieved our $5 million cost savings objective and successfully renewed nine of ten expiring contracts, and in all but one renewal were able to maintain or increase our market share.”

“Because of delays in completing certain of our winter maintenance projects, we expect to sail approximately 50 less days, or 3,550 days, in Fiscal Year 2018 versus our previous guidance of 3,600 days and 3,601 in Fiscal Year 2017. For the quarter ended June 30, 2017, we sailed for 1,005 days compared to 969 days in the same period in 2016. Thus far in Fiscal Year 2018, we are on track to reduce general and administrative expenses by approximately $1.5 million versus Fiscal Year 2017. In the current market environment, our goal is to drive efficiencies by managing our capacity and operating expenses and capitalize on the improved demand environment relative to this time last year.”

Levy concluded, “Looking ahead, our primary focus remains creating efficient trade patterns to maximize the percentage of time that our vessels are in revenue generating condition and to effectively analyze and react to operating data on a real-time basis to ensure that we are achieving our operational performance objectives. We are currently operating under a series of waivers under our credit facilities, which require us, among other things, to consummate a recapitalization transaction. We are in active discussions with our second lien lender with respect to such recapitalization transaction. While these discussions are ongoing, there is no guaranty that we will be able to reach an agreement with our second lien lender.”

Conference Call

Management will host a conference call to discuss the results at 8:30 a.m. ET on Thursday, July 6, 2017. Interested parties may participate in the conference call by dialing 1-800-946-0708 (1-719-325-4917 for international callers), and using Conference ID# 4022941. The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html. A presentation file related to the conference call will be posted to the same site.

A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html and will be archived for 12 months. A replay will also be available until August 6, 2017 by dialing 1-844-512-2921 (1-412-317-6671 for international callers), and using Conference ID# 4022941.

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Non-GAAP Financial Measures/Financial Tables

This press release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of three conventional bulk carriers and twelve self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to certain future events and Rand’s operations, performance and financial condition. Forward-looking statements are made only as of the date of this press release. Forward-looking statements include, but are not limited to: Rand’s future operating or financial results; Rand’s anticipated plans, goals or objectives of our management for operations and services including future cost reduction initiatives; Rand’s anticipated financial position and liquidity, including Rand's ability to remain in compliance with its debt covenants and consummate a recapitalization transaction, acquisition and divestiture opportunities, regulatory and competitive outlook, investment and expenditure plans, investment results, strategic alternatives, business strategies, and other similar statements of expectations or objectives; and Rand’s outlook and financial and other guidance. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the effect of any economic downturn in certain of our markets; the weather conditions on the Great Lakes; our ability to maintain and replace our vessels as they age; changes in customer demand; changes in shipping regulations; fluctuations in currencies and interest rates; changes in fuel price and fuel surcharges; adequacy of capital resources, including the ability to refinance or obtain financing in the future; expectations of vessels’ useful lives and the estimated obligations, and the timing thereof, relating to vessel repair or maintenance work; expected capital spending or operating expenses, including dry-docking and insurance costs; the ability to comply with or regain compliance with applicable regulations, Nasdaq listing requirements, and our debt covenants, including our ability to consummate a recapitalization transaction; changes in laws, regulations or tax rates, or the outcome of pending legislative or regulatory initiatives; and potential liability from pending or future litigation.

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The risks included are not exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 5, 2017.

CONTACT:

Rand Logistics, Inc.

Annemarie Dobler, Corporate Communications Director
(212) 863-9429

apdobler@randlogisticsinc.com

― financial tables to follow ―

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RAND LOGISTICS, INC.
Consolidated Statements of Operations
(U.S. Dollars 000’s except for Shares and Per Share data)

	Year ended	Year ended
	March 31, 2017	March 31, 2016
REVENUE
Freight and related revenue	$110,516	$123,591
Fuel and other surcharges	4,935	11,547
Outside voyage charter revenue	—	13,306
TOTAL REVENUE	115,451	148,444

EXPENSES
Outside voyage charter fees	—	13,416
Vessel operating expenses	67,186	83,362
Repairs and maintenance	5,932	5,849
General and administrative	15,486	13,935
Depreciation	20,908	18,915
Amortization of drydock costs	3,104	3,507
Amortization of intangibles	1,001	1,081
(Gain) on foreign exchange, net	(2,134)	(68)
Restructuring charges	2,375	—
Impairment charges on retired asset	1,872	—
TOTAL EXPENSES	115,730	139,997
OPERATING (LOSS) INCOME	(279)	8,447
OTHER (INCOME) AND EXPENSES
Interest expense	19,463	12,461
Interest and other income	(19)	(14)
Total Other Income and Expenses	19,444	12,447

LOSS BEFORE INCOME TAXES	(19,723)	(4,000)
(RECOVERY) PROVISION FOR INCOME TAXES
Current	(36)	51
Deferred	(1,459)	181
Total (Recovery) Provision for Income Taxes	(1,495)	232
NET LOSS BEFORE PREFERRED STOCK DIVIDENDS	(18,228)	(4,232)
PREFERRED STOCK DIVIDENDS	1,643	1,333
LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(19,871)	$(5,565)

Net loss income per share basic and diluted	$(1.08)	$(0.31)
Weighted average shares basic and diluted	18,411,690	18,045,935

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RAND LOGISTICS, INC.
Consolidated Balance Sheets
(U.S. Dollars 000’s except for Shares and Per Share data)

	March 31, 2017	March 31, 2016
ASSETS

CURRENT
Cash and cash equivalents	$335	$77
Accounts receivable, net	4,101	2,697
Income taxes receivable	46	47
Prepaid expenses and other current assets	6,209	6,320
Total current assets	10,691	9,141

PROPERTY AND EQUIPMENT, NET	214,046	228,504
OTHER ASSETS	41	102
DEFERRED DRYDOCK COSTS, NET	8,802	6,660
INTANGIBLE ASSETS, NET	4,827	5,904
GOODWILL	10,193	10,193

Total assets	$248,600	$260,504
LIABILITIES

CURRENT
Accounts payable	9,070	17,822
Accrued liabilities	15,220	8,144
Other current liability	404	776
Income taxes payable	—	34
Current portion of deferred payment liability	—	564
Current portion of long-term debt, net	119,702	—
Current portion of subordinated debt	80,577	—
Total current liabilities	224,973	27,340
LONG-TERM DEBT	—	112,426
SUBORDINATED DEBT	—	75,317
DEFERRED INCOME TAXES	4,367	5,825

Total liabilities	229,340	220,908
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,
Authorized 1,000,000 shares, Issued and outstanding 295,480 shares at December 31, 2016 and at March 31, 2016	14,674	14,674
Common stock, $.0001 par value,
Authorized 50,000,000 shares, Issuable and outstanding 18,633,149 shares at March 31, 2017 and 18,359,397 shares at March 31, 2016	1	1
Additional paid-in capital	91,348	90,993
Accumulated deficit	(76,408)	(56,537)
Accumulated other comprehensive loss	(10,355)	(9,535)

Total stockholders’ equity	19,260	39,596

Total liabilities and stockholders’ equity	$248,600	$260,504

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FX Impact Summary

RAND LOGISTICS, INC
Non-GAAP Financial Measures / Financial Tables	FY2017 - Q4
(U.S. Dollars 000's except for Shares and Per Share data)
	FY2017 Actual	FY2016 Actual	Increase/(Decrease)		FX Impact (Unfavorable)/ Favorable	Constant Currency Increase/(Decrease) [1]
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.756	0.728

Sailing Days	166	113	53	46.9%

Financial Highlights (US$ '000s)
Freight and Related Revenue	$4,027	$4,860	-$833	-17.1%	$62	-$895	-18.4%

Fuel and Other Surcharges	$571	$403	$168	41.7%	$19	$149	36.9%

Total Revenue	$4,598	$5,922	-$1,324	-22.3%	$82	-$1,405	-23.7%

Total Operation Expenses	$4,091	$2,406	$1,685	70.0%	$90	$1,595	66.3%

Vessel Margin	-$4,313	-$1,875	-$2,438	130.0%	-$67	-$2,371	126.5%

General & Admin Expense	$3,959	$3,725	$234	6.3%	$6	$228	6.1%

Gain on foreign exchange	-$828	-$465	-$363	77.9%	-$69	-$294	63.1%

Adjusted EBITDA	-$8,272	-$5,614	-$2,657	47.3%	-$72	-$2,585	46.0%

EBITDA [4]	-$7,444	-$5,149	-$2,295	44.6%	-$3	-$2,291	44.5%

Per Day Statistics
Marine Freight Revenue/Day	$24,260	$43,009	-$18,749	-43.6%	$375	-$19,123	-44.5%

Total Revenue/Day	$27,702	$52,407	-$24,705	-47.1%	$491	-$25,197	-48.1%

Vessel Margin/Day	-$25,985	-$16,593	-$9,391	56.6%	-$404	-$8,988	54.2%

Non-GAAP Reconciliation (US$ '000s)

Vessel margin	-$4,313	-$1,875
Outside Charter net margin	$0	-$14
General & Admin Expense	$3,959	$3,725
Adjusted EBITDA [3]	-$8,272	-$5,614
Gain on foreign exchange [2]	-$828	-$465
Adjusted EBITDA after gain on foreign exchange	-$7,444	-$5,149

One-time equity based severance costs	$0	$558

Depreciation, Amortization of Dry-dock & Intangibles	$6,222	$5,943

Operating Income	-$13,666	-$11,650

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Gain on foreign exchange during the three month period ended March 31, 2017 includes a non-cash loss on translation of approximately $41.6 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary.

3. Adjusted EBITDA is calculated as operating income plus depreciation, amortization of drydock costs, amortization of intangibles, gain on foreign exchange, restructuring charges & impairment charges on retired vessel.

4. Prior Year EBITDA includes a one-time gain of $1.7m related to a favorable time charter buy-out.

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RAND LOGISTICS, INC
Non-GAAP Financial Measures / Financial Tables	FY2017 - March 2017 YTD
(U.S. Dollars 000's except for Shares and Per Share data)
	FY2017 Actual	FY2016 Actual	Increase/(Decrease)		FX Impact (Unfavorable)/ Favorable	Constant Currency Increase/(Decrease) [1]
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.762	0.764

Sailing Days	3,601	3,911	(310)	-7.9%

Financial Highlights (US$ '000s)
Freight and Related Revenue	$110,516	$123,591	-$13,075	-10.6%	-$781	-$12,294	-9.9%

Fuel and Other Surcharges	$4,935	$11,547	-$6,612	-57.3%	-$29	-$6,583	-57.0%

Total Revenue	$115,451	$148,444	-$32,993	-22.2%	-$810	-$32,183	-21.7%

Vessel Operating Expenses	$67,186	$83,362	-$16,176	-19.4%	-$415	-$15,761	-18.9%

Vessel Margin	$42,333	$45,927	-$3,594	-7.8%	-$426	-$3,168	-6.9%

General & Admin Expense	$15,486	$13,377	$2,109	15.8%	-$54	$2,163	16.2%

EBITDA [4]	$24,734	$31,950	-$7,216	-22.6%	-$4,615	-$2,601	-8.1%

Per Day Statistics
Marine Freight Revenue/Day	$30,690	$31,601	-$911	-2.9%	-$217	-$694	-2.2%

Total Revenue/Day	$32,061	$37,956	-$5,895	-15.5%	-$225	-$5,670	-14.9%

Vessel Operating Expenses/Day	$18,658	$21,315	-$2,657	-12.5%	-$115	-$2,542	-11.9%

Vessel Margin/Day	$11,756	$11,743	$13	0.1%	-$118	$131	1.1%

Non-GAAP Reconciliation (US$ '000s)

Vessel margin	$42,333	$45,927
Outside Charter net margin	$0	-$110
General & Admin Expense	$15,486	$13,377

Adjusted EBITDA [3]	$26,847	$32,440
Refinance Fees	$700	$0
Gain on foreign exchange [2]	-$2,134	-$68
Adjusted EBITDA after gain on foreign exchange & before Refinance Fees	$29,681	$32,508
Restructuring Related Charges:
Impairment Charges on Assets held for Sale	$1,872	$0
Restructuring Charges	$2,375	$0
Refinance Fees	$700	$0
Total Restucturing Related Charges	$4,947	$0

One-time equity based severance costs	$0	$558

Depreciation, Amortization of Dry-dock & Intangibles	$25,013	$23,503

Operating Income	-$279	$8,447

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Gain on foreign exchange during the fiscal year ended March 31, 2016 includes a non-cash loss on translation of approximately $41.6 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary.

3. Adjusted EBITDA is calculated as operating income plus depreciation, amortization of drydock costs, amortization of intangibles, gain on foreign exchange, restructuring charges & impairment charges on retired vessel.

4. Prior Year EBITDA includes a one-time gain of $1.7m related to a favorable time charter buy-out.

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